Exhibit 10.4

                         TERM LOAN AND CREDIT AGREEMENT


         THIS TERM LOAN AND CREDIT AGREEMENT is made as of the 12th day of October, 1999, and is by and between SPARTA FOODS, INC., a Minnesota corporation with offices located in New Brighton, Minnesota (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association with offices located in St. Paul, Minnesota (the "Bank").

                                    RECITALS:

         WHEREAS, the Bank is the holder of that certain Promissory Note dated June 24, 1998 (the "Old Revolving Note") made by La Canasta of Minnesota, Inc. ("LCM") in the face amount of $1,200,000.00 payable to the Bank; and,

WHEREAS, the Old Revolving Note evidences indebtedness under a conditional revolving line of credit (the "LCM Credit") established by the Bank for the benefit of LCM in the amount of $1,200,000.00; and,

         WHEREAS, the Bank is also the holder of that certain Promissory Note dated June 24, 1998 (the "Old Term Note") made by the LCM in the face amount of $1,400,000.00 evidencing a non-revolving term loan payable to the Bank; and,

         WHEREAS, as of the date first written above, there is no outstanding indebtedness under the Old Revolving Note, and the outstanding principal balance of the Old Term Note is $1,035,418.00; and,

         WHEREAS, the Borrower has requested the Bank (i) to establish a conditional revolving line of credit for the benefit of the Borrower in the amount of $3,000,000.00, which would replace the LCM Credit, and (ii) to make a non-revolving term loan to the Borrower in the amount of $3,300,000.00, portions of which would be used to refinance the indebtedness evidenced by the Old Term Note, to pay off indebtedness owed to third party lenders, and to acquire certain assets currently owned by Food Products Corporation ("FPC"); and,

         WHEREAS, the Bank is willing to grant the Borrower's requests, subject to the provisions of this Term Loan And Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

         SECTION 1 Definitions

         In addition to those terms defined in the above Recitals, as used herein:

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1.1 "Acceptable Accounts Receivable" shall mean the Borrower and LCM's accounts receivable which are: (i) less than 90 days past the invoice date; (ii) not subject to offset or dispute; (iii) not due from the U.S. Government, foreign entities, employees, officers, subsidiaries or affiliates of the Borrower or LCM; (iv) not due from an account debtor, 10% or more of whose accounts owed to Borrower or LCM are older than 90 days past the invoice date; (v) not representing booked but unfilled orders; and (vi) not due from an account debtor which is a debtor in a bankruptcy proceeding under the United States Bankruptcy Code.

1.2 "Acceptable Inventory" shall mean the net book value of the Borrower and LCM's non-obsolete raw materials, packaging materials and finished goods inventory located in the States of Minnesota and Arizona.

1.3 "Acquisition" shall mean the acquisition of personal property assets by the Borrower from FPC.

1.4 "Advances" shall mean direct borrowings made by the Borrower under the Credit.

1.5 "Agreement" shall mean this Term Loan And Credit Agreement, and all amendments and supplements hereto which may from time to time become effective hereafter.

1.6 "Base Rate" shall mean the "base" or "prime" rate of interest established by the Bank (or its successor) as in effect from time to time.

1.7 "Borrowed Money" shall mean funds obtained by incurring contractual indebtedness, but shall not include trade accounts payable or money borrowed from the Bank.

1.8 "Borrower's Security Agreement" shall mean a security agreement, duly executed by the Borrower and delivered to the Bank pursuant to Section 5.1(H) hereof.

1.9 "Borrowing Base" shall mean the sum of 80% of Acceptable Accounts Receivable, plus 50% of Acceptable Inventory.

1.10 "Borrowing Base Certificate" shall mean a schedule of Borrower's assets comprising the Borrowing Base, which certificate is substantially in the form of attached Exhibit A, is prepared and furnished to Bank pursuant to Sections 5.1(J) and 7.3(B) hereof, and which is executed by an authorized officer of Borrower.

1.11 "Cash Flow Coverage Ratio" shall mean the ratio of Traditional Cash Flow to current maturities of long-term debt and capital leases.

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1.12 "Closing Date" shall mean the date on which this Agreement is executed by the Borrower and delivered to the Bank.

1.13 "Credit" shall mean a conditional revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $3,000,000.00.

1.14 "Current Note" shall mean the promissory note of the Borrower in the face amount of $3,000,000.00, evidencing indebtedness under the Credit.

1.15 "Events of Default" shall mean any and all events of default described in
Section 9 hereof.

1.16 "Guaranty" shall mean the secured guaranty by corporation, duly executed by LCM and delivered to the Bank pursuant to Section 5.1(U) hereof.

1.17 "LCM Security Agreement" shall mean that certain Security Agreement dated June 24, 1998 executed by LCM for the benefit of the Bank.

1.18 "Leverage Ratio" shall mean the ratio of Senior Debt to the sum of Tangible Net Worth plus Subordinated Debt.

1.19 "Notes" shall mean the Current Note and the Term Note.

1.20 "Permitted Liens" shall mean:

                  A. Liens in favor of the Bank;

                  B. Existing liens disclosed to the Bank in writing prior to the date of this Agreement; and,

                  C. Liens for taxes not delinquent or which Borrower is contesting in good faith.

1.21 "Security Documents" shall mean the Borrower's Security Agreement and the LCM Security Agreement.

1.22 "Senior Debt" shall mean the difference of Total Liabilities minus Subordinated Debt.

1.23 "Subordinated Debt" shall mean indebtedness now or hereafter owed by the Borrower to a third party creditor (including without limitation, FPC), which indebtedness is subject to a Subordination Agreement.

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1.24 "Subordination Agreements" shall mean all debt subordination agreements now or hereafter executed by the Borrower and a third party creditor (including without limitation, FPC) for the benefit of the Bank.

1.25 "Tangible Net Worth" shall mean the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits of the relevant corporation, less any amounts attributable to leasehold improvements, treasury stock, good will, patents, copyrights, amounts due from officers or affiliates of the relevant corporation, mailing lists, catalogues, trademarks, bond discount and underwriting expenses, organization expenses and other like intangibles (not including prepaid expenses classified as current assets or tangible assets offset by equal related liabilities), all as determined in accordance with Generally Accepted Accounting Principles.

1.26 "Term Loan" shall have the meaning ascribed to it in Section 3.1 hereof.

1.27 "Term Loan Borrowing Base" shall mean 60% of the fair market appraised value of equipment (other than equipment which is subject to a purchase money security interest in favor of a third party creditor) (i) owned by the Borrower prior to the Acquisition, and (ii) to be purchased by the Borrower via the Acquisition.

1.28 "Term Note" shall mean the promissory note of the Borrower in the face amount of $3,300,000.00, evidencing the Term Loan.

1.29 "Termination Date" shall mean September 30, 2000.

1.30 "Total Liabilities" shall mean all actual and contingent liabilities of the relevant corporation which, in accordance with Generally Accepted Accounting Principles, would be shown as liabilities on an audited financial statement of such corporation.

1.31 "Traditional Cash Flow" shall mean net income after taxes and dividends, plus depreciation, amortization and other non-cash charges.

         SECTION 2 The Credit

2.1 Subject to the other provisions of this Agreement, the Bank may make Advances under the Credit to the Borrower from time to time from the effective date hereof until the Termination Date in an aggregate principal amount not exceeding the lesser of the Borrowing Base or THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), at any one time outstanding. Each Advance will be requested in writing or in person by an authorized officer of the Borrower, or telephonically by any person reasonably believed by the Bank to be an authorized officer of the Borrower. Requests for Advances must be received by the Bank no later than 2:00 p.m. on the day of such Advance. Each request shall be deemed a representation and warranty by the Borrower that the representations and warranties set forth

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in Section 6 hereof are true as of the date of such request. EACH ADVANCE WILL
BE MADE AT THE SOLE DISCRETION OF THE BANK and, if made, will be evidenced by a notation on the Bank's records, which shall be conclusive evidence of such advance, and by the Current Note. The proceeds of the initial Advance shall be used exclusively by the Borrower to pay a portion of the amount owed by the Borrower to FPC in connection with the Acquisition. Within the limits of the Credit and subject to the terms and conditions hereof, the Borrower may borrow, prepay pursuant to Section 2.5 hereof and reborrow pursuant to this Section 2.1.

2.2 Interest on the unpaid principal of the Current Note shall accrue at an annual rate equal to the Base Rate in effect from time to time, and shall change as and when the Base Rate changes. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

2.3 Accrued interest on the Current Note shall be payable ON DEMAND, but until such demand is made, interest shall be payable on the last day of each consecutive month, commencing October 31, 1999, and on the Termination Date.

2.4 The principal of the Current Note shall be repayable on the earlier of DEMAND or the Termination Date.

2.5 The Borrower may at any time prepay the Current Note in whole or from time to time in part without premium or penalty.

2.6 If, at any time and from time to time, the outstanding principal balance of the Current Note exceeds the Borrowing Base, the Borrower shall immediately make a prepayment of principal in an amount sufficient to eliminate such excess.

         SECTION 3 The Term Loan

3.1 Subject to the other provisions of this Agreement, the Bank shall make a term loan ("Term Loan") to the Borrower in an amount not exceeding the lesser of the Term Loan Borrowing Base or $3,300,000.00, available in one or more draws on or before October 12, 1999. The proceeds of the Term Loan shall be used exclusively by the Borrower to pay a portion of the amount owed by the Borrower to FPC in connection with the Acquisition, to retire all indebtedness evidenced by the Old Term Note, and to pay off all indebtedness owed by FPC to Bank of the West and First Capital Bank. The Term Loan shall be non-revolving and evidenced by the Term Note.

3.2 Interest on the unpaid principal of the Term Note shall accrue at an annual rate equal to one-quarter of one percent (0.25%) in excess of the Base Rate in effect from time to time, and shall change as and when the Base Rate changes. Interest on the Term Note shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

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3.3 Accrued interest on the Term Note shall be payable ON DEMAND, but until such demand is made, interest shall be payable on the last day of each consecutive month, commencing October 31, 1999, and upon maturity.

3.4 Principal of the Term Note shall be repaid as follows:

                     Fifty-nine (59) installments, each in the amount of
              $55,000.00, commencing October 31, 1999 and continuing on the last day of each consecutive month thereafter through and including August 31, 2004; plus, one (1) final payment in an amount equal to all then-remaining outstanding principal of the Term Note shall be due and payable on September 30, 2004.

3.5 All payments received in respect of the Term Note shall first be applied to accrued but unpaid interest, with the remainder applied to reduction of principal.

3.6 The Borrower may at any time prepay the Term Note in whole or from time to time in part, without premium or penalty. Prepayments shall be applied to scheduled installments of principal in inverse order of their maturities.

3.7 If, at any time and from time to time, the outstanding principal balance of the Term Note exceeds the Term Loan Borrowing Base, the Borrower shall immediately make a prepayment of principal in an amount sufficient to eliminate such excess.

         SECTION 4 Security

4.1 The payment and performance of the Borrower's obligations under this Agreement and the Notes shall be secured by the Borrower's Security Agreement, pursuant to which the Borrower shall grant the Bank a first security interest in all personal property assets of the Borrower, whether now owned or hereafter acquired.

4.2 As additional security for the prompt satisfaction of all obligations of Borrower under this Agreement, the Notes and the Borrower's Security Agreement, the Borrower hereby assigns, transfers and sets over to the Bank all of its right, title and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing from time to time by the Bank to the Borrower in any capacity, including without limitation any balance or share belonging to the Borrower of any deposit or other account with the Bank, which lien and security interest shall be independent of any right of set-off which the Bank may have.

4.3 The payment and performance of the Borrower's obligations under this Agreement, the Notes and the Borrower's Security Agreement shall be unconditionally guaranteed by LCM, pursuant to the provisions of the Guaranty.

4.4 The payment and performance of the obligations of LCM under the Guaranty shall be secured by the LCM Security Agreement, which remains in full force and

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effect. Pursuant to the provisions of the LCM Security Agreement, LCM has granted the Bank a first security interest in all personal property assets of LCM, whether now owned or hereafter acquired.

4.5 At any time requested by the Bank, the Borrower shall execute and deliver, or cause to be executed and delivered, to the Bank such additional documents as the Bank may consider to be necessary or desirable to evidence or perfect the security interests referred to in the Security Documents.

         SECTION 5 Conditions Precedent

5.1 On or before the Closing Date, the Borrower shall deliver the following to the Bank, in form and content acceptable to the Bank:

                  A. A copy of the Articles of Incorporation of the Borrower, and all amendments thereto, certified as of the most recent date practicable by the Secretary of State of Minnesota;

                  B. A copy of the By-laws of the Borrower, certified as true and complete by the corporate secretary of the Borrower;

                  C. A certificate, as of the most recent date practicable, of the Secretary of State of Minnesota as to the good standing of the Borrower;

                  D. A certificate, as of the most recent date practicable, of the Secretary of State of Arizona as to the authority of the Borrower to transact business in the State of Arizona;

                  E. A Norwest Corporate Certificate Of Authority, duly executed by the corporate secretary of the Borrower;

                  F. The Current Note, duly executed by the Borrower;

                  G. The Term Note, duly executed by the Borrower;

                  H. The Borrower's Security Agreement, duly executed by the Borrower;

                  I. UCC financing statements for Minnesota and Arizona, duly executed by the Borrower, and UCC termination statements, including but not limited to, UCC termination statements duly executed by Bank of the West, First Capital Bank of Arizona and Arizona Brand Food Corp. c/o Signature Brands Limited;

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                  J. A Borrowing Base Certificate as of the Closing Date, duly executed by the Borrower;

                  K. A copy of the Purchase Agreement relating to the Acquisition, duly executed by the Borrower and FPC;

                  L. A copy of the Bill of Sale, duly executed by FPC, relative to the assets which are being purchased by the Borrower in connection with the Acquisition;

                  M. Copies of lease agreements for any premises not owned by the Borrower or LCM in which any of the Bank's collateral security is located;

                  N. Landlord's disclaimers, duly executed by the landlords of the premises referred to in Section 5.1(M) hereof;

                  O. Payoff certificates addressed to the Bank and duly executed by appropriate officers of Bank of the West and First Capital Bank, indicating indebtedness owed by FPC to said lenders;

                  P. A certificate of authority, duly executed by the corporate secretary of FPC, certifying the authority and incumbency of the officer of FPC who is signing the Subordination Agreement;

                  Q. A Subordination Agreement, duly executed by the Borrower and FPC;

                  R. A photocopy of the promissory note which is subject to the Subordination Agreement, and which note contains a legend indicating that it is subject to the Subordination Agreement;

                  S. A security interest subordination agreement, duly executed by FPC, subordinating its security interest in the assets being purchased by the Borrower via the Acquisition to the security interest of the Bank;

                  T. A Norwest Certificate Of Authority For Guaranty By Corporation, duly executed by the corporate secretary of LCM;

                  U. The Guaranty, duly executed by LCM;

                  V. Certificates of insurance indicating that Borrower and LCM are in compliance with the covenants contained in Section 7.5 hereof; and,

                  W. An origination and documentation fee in the amount of $15,000.00, which the Borrower acknowledges as having been fully earned

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         by the Bank as of the Closing Date. Said fee shall be deemed reimbursement to the Bank for fees and expenses incurred by the Bank only in calendar year 1999, including without limitation legal fees, collateral audits and equipment appraisals.

5.2 The Bank shall not consider any request for an Advance under Section 2.1 hereof, or for any funding of the Term Loan under Section 3.1 hereof, unless:

                  A. The representations and warranties contained in Section 6 hereof are true and accurate on and as of such date; and,

                  B. No Event of Default, and no event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, has occurred and is continuing or will exist upon the disbursement of such Advance or the funding of the Term Loan, as the case may be.

         SECTION 6 Representations and Warranties

         To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

6.1 The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota.

6.2 The Borrower is authorized to transact business in the State of Arizona.

6.3 The execution, delivery and performance by the Borrower of this Agreement and the other documents referred to herein are within the Borrower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

6.4 The property of the Borrower is not subject to any lien except Permitted Liens.

6.5 No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

6.6 All financial statements delivered to Bank by or on behalf of Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present in all material respects the financial condition of the Borrower at the dates thereof and the results of operations for the periods

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covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower from August 31, 1999 to the date hereof.

6.7 As of the date of this Agreement, the Borrower owns 100% of all issued and outstanding shares of stock in LCM.

6.8 As of the date of this Agreement, the outstanding principal balances of the Old Revolving Note and the Old Term Note are $0.00 and $1,035,418.00, respectively, and accrued but unpaid interest thereon equals $0.00 and $3,026.83, respectively. Such indebtedness constitutes legal, valid and binding obligations owed by LCM to the Bank, subject to no defense, counterclaim, offset, abatement or recoupment.

6.9 As of date of this Agreement, (i) the aggregate outstanding indebtedness owed by FPC to Bank of the West is $547,534.08 including accrued but unpaid interest, and (ii) the aggregate outstanding principal indebtedness owed by FPC to First Capital Bank is $281,250.00, and accrued but unpaid interest thereon equals $1,115.75.

6.10 The attached Exhibit B is a true and complete listing of all locations on which the Bank's collateral security (pledged pursuant to the Security Documents) is located.

6.11 The Borrower has provided the Bank with a true and complete copy of the Asset Purchase Agreement and the Bill of Sale relating to the Acquisition.

         SECTION 7 Affirmative Covenants

         The Borrower covenants and agrees that, for so long as the Credit remains in existence, or any indebtedness remains outstanding under either of the Notes, unless the Bank shall otherwise consent in writing, it will:

7.1 Pay when due (and cause LCM to pay when due) all taxes assessed against it or its property, except to the extent and for so long as contested in good faith.

7.2 Maintain (and cause LCM to maintain) its corporate existence and comply with all laws and regulations applicable thereto.

7.3 Furnish to the Bank, in form and content acceptable to the Bank:

                     A. Within 120 days after the end of each fiscal year of the
              Borrower, (i) a detailed, consolidated report of audit of the Borrower and LCM, prepared on a consolidated and consolidating basis, for such fiscal year, including the consolidated balance sheet of the Borrower and LCM, as of the end of such fiscal year, and the consolidated statement of profit and loss and surplus of the Borrower and LCM for the fiscal year then ended, prepared by McGladrey & Pullen, LLP or other independent certified public accountants satisfactory to the Bank, (ii) a certificate of such accountants stating whether, in making their audit, they have become aware of any Event of Default or of any event which could

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              become an Event of Default after the giving of notice or the lapse of time (or both), which has occurred and is then continuing, and if any such event has occurred and in continuing, specifying the nature and period of existence thereof, and (iii) insurance certificates indicating the Borrower's compliance with the covenants set forth in Section 7.5 hereof.

                     B. Within 30 days after the end of each month, (i) the
              consolidated balance sheet of the Borrower and LCM as of the end of such month, (ii) the consolidated statement of profit and loss and surplus of the Borrower and LCM from the beginning of such fiscal year to the end of such month, (iii) a Borrowing Base Certificate as of the end of such month, (iv) agings and listings of the accounts receivable of the Borrower and LCM as of the end of such month, and (v) a certificate of compliance as to the Borrower's compliance with certain covenants set forth in this Agreement. All of the foregoing shall be unaudited, but certified as correct (subject to year-end adjustments) by an appropriate officer of the Borrower.

                     C. Promptly upon knowledge thereof, notice to the Bank in
              writing of the occurrence of any event which has or might, after the lapse of time or the giving of notice and the lapse of time, become an Event of Default.

                     D. Promptly, such other information as the Bank may
              reasonably request.

7.4 Maintain (and cause LCM to maintain) its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge (and cause LCM to pay and discharge) when due, the cost of repairs to or maintenance of the same, and will pay (and cause LCM to pay) all rental or mortgage payments due on such real estate.

7.5 Cause its properties (and the properties of LCM) of an insurable nature to be adequately insured for amounts acceptable to the Bank, by reputable and solvent insurance companies against loss or damages customarily insured against by persons operating similar properties and similarly situated, and carry (and cause LCM to carry) such other insurance (including business interruption insurance) as usually carried by persons engaged in the same or similar businesses and similarly situated, with the Bank named as loss payee on all such policies of insurance with respect to the Bank's collateral security.

7.6 Keep (and cause LCM to keep) true, complete and accurate books, records and accounts in accordance with Generally Accepted Accounting Principles consistently applied.

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7.7 Permit (and cause LCM to permit) any of Bank's duly authorized employees or agents the right, at any reasonable time and from time to time, to visit and inspect the properties of the Borrower and LCM, and to examine and take abstracts from their books and records, with the expenses of all the foregoing to be borne by the Borrower; provided, however, that the expenses of all the foregoing incurred during calendar year 1999 shall be borne by the Bank.

7.8 Continue to conduct (and cause LCM to continue to conduct) the same general type of business as is now being carried on in compliance with all applicable statutes, laws, rules and regulations.

7.9 Maintain (and cause LCM to maintain) its primary depository accounts with the Bank.

         SECTION 8 Negative Covenants

         Without the Bank's prior written consent, for so long as the Credit remains in existence, or any indebtedness remains outstanding under either of the Notes, the Borrower will not:

8.1 Permit any lien, including without limitation any pledge, assignment, mortgage, title retaining contract or other type of security interest, to exist on any of its real or personal property, except Permitted Liens.

8.2 Subject to the provisions of Section 11.7 hereof, permit its consolidated net income after taxes (determined in accordance with Generally Accepted Accounting Principles) to be less than (i) $1.00 for the three-month period ending December 31, 1999, (ii) $100,000.00 for the six-month period ending March 31, 2000, (iii) $350,000.00 for the nine-month period ending June 30, 2000, and
(iv) $600,000.00 for the fiscal year ending September 30, 2000, and for each fiscal year thereafter.

8.3 Subject to the provisions of Section 11.7 hereof, permit its consolidated sum of Tangible Net Worth plus Subordinated Debt to be less than (i) $3,500,000.00 as of October 1, 1999, (ii) $3,300,000.00 as of December 31, 1999,
(iii) $3,300,000.00 as of March 31, 2000, (iv) $3,400,000.00 as of June 30,
2000, and (v) $3,500,000.00 as of September 30, 2000 and as of each fiscal year end thereafter.

8.4 Subject to the provisions of Section 11.7 hereof, permit its consolidated Leverage Ratio to be greater than 2.85 to 1.0 at any time.

8.5 Subject to the provisions of Section 11.7 hereof, permit its consolidated Cash Flow Coverage Ratio to be less than (i) 1.15 to 1.0 as of October 31, 1999, November 30, 1999, and December 31, 1999, (ii) 1.25 to 1.0 as of January 31, 2000, February 29, 2000, and March 31, 2000, (iii) 1.35 to 1.0 as of April 30,

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2000, May 31, 2000, June 30, 2000, July 31, 2000 and August 31, 2000, and (iv)
1.50 to 1.0 for the fiscal year ending September 30, 2000 and as of the end of each month thereafter.

8.6 Subject to the provisions of said Section 11.7 hereof, permit the aggregate amount of its capital expenditures (excluding those which were a part of the Acquisition, but including both capital leases and operating leases) to be greater than (i) $500,000.00 for the fiscal year ending September 30, 2000, and
(ii) $750,000.00 for the fiscal year ending September 30, 2001.

8.7 Permit its net income after taxes to be less than $1.00 for any month, commencing with the month ending January 31, 2000.

8.8 Create, incur, assume or suffer to exist, contingently or otherwise, indebtedness for Borrowed Money.

8.9 Become or remain a guarantor or surety, or pledge its credit or become liable in any manner (except by endorsement for deposit in the ordinary course of business) on the other undertakings of another.

8.10 Enter into any transaction of merger or consolidation, or sell, assign, lease or otherwise dispose of all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any stock or indebtedness of any subsidiary, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business or its accounting procedures, or wind up, liquidate or dissolve, or agree to do any of the foregoing, or permit LCM to do any of the foregoing; provided, however, that the provisions of this Section 8.10 shall not prohibit the Borrower and LCM from selling assets in an aggregate amount not exceeding $250,000.00 per fiscal year.

8.11 Purchase or otherwise acquire all or substantially all of the assets of any entity, excluding the Acquisition.

8.12 Conduct business under any assumed or trade name other than "Arizona
Brand".

8.13 Amend repayment schedule of Subordinated Debt.

         SECTION 9 Events of Default

9.1 Upon the occurrence of any of the following Events of Default:

                  A. Default in any payment of interest or of principal on either of the Notes when due, and continuance thereof for 10 calendar days;

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                  B. Default in the observance or performance of any one or more of the covenants set forth in Section 2.6 or in clause (iii) of Section 7.3(B) hereof, and continuance thereof for 5 calendar days;

                  C. Default in the observance or performance of any covenant set forth in Section 8 hereof;

                  D. Default in the observance or performance of any other agreement of the Borrower set forth herein (i.e., other than those addressed in Sections 9.1(A), 9.1(B) or 9.1(C) hereof), and continuance thereof for 30 calendar days;

                  E. The occurrence of an event of default under any one or more of the Security Documents;

                  F. The breach of any covenant set forth in any Subordination Agreement;

                  G. Default by the Borrower in the payment of any other indebtedness for Borrowed Money or in the observance or performance of any term, covenant or agreement of the Borrower in any agreement relating to any indebtedness of the Borrower, the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payment under the terms thereof;

                  H. Any representation or warranty made by the Borrower herein, or in any statement or certificate furnished by the Borrower or LCM hereunder, is untrue in any material respect;

                  I. The recission of the Guaranty; or,

                  J. LCM becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for LCM or for the greater part of its properties without its consent, and is not discharged within 60 calendar days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against LCM and, if instituted against it, are consented to by it or remain undismissed for 60 calendar days;

then, or at any time thereafter, unless such Event of Default is remedied, the Bank may, by notice in writing to the Borrower, terminate the Credit and declare the Notes to be due and payable, or any or all of the foregoing, whereupon the Credit shall terminate forthwith, and the Notes shall immediately become due and payable, or any or all of the foregoing, as the case may be.

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

9.2 Upon the occurrence of any of the following Events of Default:

              The Borrower becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for the Borrower or for the greater part of its properties without its consent, and is not discharged within 60 calendar days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower and, if instituted against it, are consented to by it or remain undismissed for 60 calendar days;

then the Credit shall automatically terminate and the Notes shall automatically become immediately due and payable, without notice or demand.


         SECTION 10 Arbitration

10.1 Except for "Core Proceedings" under the United States Bankruptcy Code, the Bank and the Borrower agree to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), arising out of or relating to in any way (i) to a breach of the Credit, the Term Loan, the Notes, and related loan and security documents, including all negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination, or
(ii) requests for additional credit. Any arbitration proceeding will (i) proceed in St. Paul, Minnesota, (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), and (iii) be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

The arbitration provisions contained in this Section 10 do not limit the right of either party (i) to foreclose against real or personal property collateral,
(ii) to exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession, or (iii) to obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in clauses (i), (ii) and
(iii) of this paragraph. Notwithstanding any provision to the contrary herein, any party may apply to any court having jurisdiction hereof and seek injunctive relief so as to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney or retired judge who has practiced in the area of commercial law for a

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

minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable, and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.2 In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

10.3 In any arbitration proceeding, discovery will be permitted and will be governed by the Minnesota Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

10.4 The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement.

         SECTION 11 Miscellaneous

11.1 The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all of the rights and remedies available to it at law, in equity or by agreement.

11.2 From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs. All documentation executed in connection with this Agreement, whether before, on or after the Closing date, shall be in form and content acceptable to the Bank.

11.3 The Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the administration, modification or enforcement of this Agreement and the other documents referred to herein.

11.4 All notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by United States mail, postage prepaid, or via facsimile, as follows, unless such address is changed by written notice hereunder:

                     A.     If to the Borrower:

                                Sparta Foods, Inc.
                                1565 First Avenue NW
                                New Brighton, Minnesota 55112

                                Attention: A. Merrill Ayers

                     B.     If to the Bank:

                                Norwest Bank Minnesota , National Association St. Paul Office
                                MAC Code N9101-041
                                55 East Fifth Street
                                St. Paul, Minnesota 55101

                                Fax:  (651) 205-8537

                                Attention:  Paul G. Rebholz, Vice President

11.5 The Bank shall have the right at all times to enforce the provisions of this Agreement and the other documents referred to herein in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

11.6 This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, and the documents executed and delivered pursuant hereto or in connection herewith, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

11.7 For purposes of calculating compliance with the covenants set forth in Sections 8.2 through 8.6 hereof, consolidated data of the Borrower and LCM shall be used.

11.8 Upon execution and delivery of this Agreement, the Current Note and the Term Note, the LCM Credit shall be deemed terminated and all outstanding indebtedness evidenced by the Old Term Note shall be retired.

11.9 If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

11.10 NONE OF THE PROVISIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 9, SHALL BE DEEMED TO DIMINISH OR ABROGATE THE BANK'S RIGHT TO DECLINE TO MAKE AN ADVANCE UNDER THE CREDIT AT ANY TIME.

11.11 NONE OF THE PROVISIONS OF THIS AGREEMENT SHALL BE DEEMED TO DIMINISH OR ABROGATE THE RIGHT OF THE BANK TO DEMAND IMMEDIATE PAYMENT OF ALL INDEBTEDNESS EVIDENCED BY THE CURRENT NOTE AT ANY TIME.

11.12 The substantive laws of the State of Minnesota shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     SPARTA FOODS, INC.

                                     By:_____________________________________

                                     Its:____________________________________

                                     By:_____________________________________

                                     Its:____________________________________

                                     NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                     By:_____________________________________
                                          Paul G. Rebholz,
                                          Vice President